Exhibit 10.39

AMENDMENT

Amendment dated as of April 8, 2003 to Amended and Restated Engagement Letter dated January 24, 2003 between Michael Warren Associates, Inc. and BNS Co.

WHEREAS, the parties wish to amend said Agreement following the vote of the Board of Directors of BNS Co. on April 8, 2003.

NOW THEREFORE, in consideration of these premises and the mutual promises set forth below, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. In order to incent the Firm (and Michael Warren, President of the Firm, who acts as the President, CEO and CFO of the Company), to accelerate the completion of the sale of all of the real estate owned by the Company and the establishment of a Liquidating Trust for the dissolution and liquidation of the Company, the Firm shall, in addition to the incentive fees listed in Paragraphs 1, 2 and 3 of the Amended and Restated Engagement Letter dated January 24, 2003, be entitled to (i) a further additional incentive payment equal to one half of one percent of the sales proceeds upon the sale of all of the Company’s Rhode Island Property if such sale is closed and payment of the sales proceeds is received by the Company not later than August 31, 2003 and to (ii) a further additional incentive payment equal to three quarters of one percent of the sales proceeds upon the sale of all of the Company’s Heathrow, United Kingdom Property if such sale is closed and payment of the sales proceeds is received by the Company not later than December 31, 2003 and if the Company’s documents are substantially complete (in the good faith determination of the Chairman of the Board) by not later than said date of December 31, 2003 to establish a Liquidating Trust and to file an application to the Court of Chancery in the State of Delaware for determination by the Court of an amount to be transferred to the Liquidating Trust for payment of certain types of claims and contingencies.

2. Except as modified above, the Amended and Restated Engagement Letter dated January 24, 2003 shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered by its duly authorized representative on the date first above written.

MICHAEL WARREN ASSOCIATES, INC.		BNS CO.

By:	/S/ MICHAEL WARREN	By:	/S/ KENNETH N. KERMES
	Michael Warren, President		Kenneth N. Kermes Chairman of the Board